CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 of ARC Document Solutions, Inc. filed on June 2, 2023 of our report dated February 23, 2023, with respect to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting of ARC Document Solutions, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2022.

ArmaninoLLP
San Ramon, California

June 2, 2023